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                                                                     EXHIBIT (L)

                                                               October 27, 1999


The BlackRock Pennsylvania
Strategic Municipal Trust
345 Park Avenue
New York, New York 10154



               Re:  The BlackRock Pennsylvania
                    Strategic Municipal Trust
                    Registration on Form N-2
                    --------------------------

Ladies and Gentlemen:

          We have acted as special counsel to The BlackRock Pennsylvania Strategic Municipal Trust, a business trust formed under the Delaware Business Trust Act (the "Trust"), in connection with the initial public offering by the Trust of up to 700 shares (the "Shares") of the Trust's Municipal Auction Rate Cumulative Preferred Shares of beneficial interest, par value $0.001 per share and liquidation preference $25,000 per share (the "Preferred Shares").

          In connection with this opinion, we have exam ined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Notification of Registration of the Trust as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), on Form N-8A, dated July 1, 1999 as filed with the Securities and Exchange Commission (the "Commission") on July 1, 1999, (ii) the Registration Statement of the Trust on Form N-2 (File Nos. 333-87845 and 811-09417) as filed with the Commission on September 27, 1999 and amended by Pre-Effective Amendment No. 1 on October 26, 1999, and as it is proposed to be amended by Pre-
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The BlackRock Pennsylvania
Strategic Municipal Trust
October 27, 1999

Page 2


Effective Amendment No. 2 on October 28, 1999, under the Securities Act of 1933, as amended (the "1933 Act") (such Registration Statement, as so amended and proposed to be amended, being hereinafter referred to as the "Registration Statement"); (iii) the form of the Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into between the Trust, as issuer, Salomon Smith Barney Inc., A.G. Edwards & Sons, Inc., PaineWebber Incorporated and Prudential Securities Incorporated as underwriters (the "Underwriters"), filed as an exhibit to the Registration Statement; (iv) a specimen certificate representing the Preferred Shares; (v) the Certificate of Trust and Agreement and Declaration of Trust of the Trust, as presently in effect; (vi) the By-Laws of the Trust, as presently in effect; (vii) the form of Statement of Preferences of Municipal Auction Rate Cumulative Preferred Shares of the Trust (the "Statement"), filed as an exhibit to the Registration Statement; and (viii) certain resolutions of the Board of Trustees of the Trust relating to the Shares and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates of public officials, certificates of officers or other representatives of the Trust and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Trust, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding

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The BlackRock Pennsylvania
Strategic Municipal Trust
October 27, 1999

Page 3


effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Trust and others. In rendering the opinion set forth below, we have assumed that the certificate representing Preferred Shares will conform to the specimen examined by us and will have been manually signed by an authorized officer of the transfer agent and registrar for the Preferred Shares and registered by such transfer agent and registrar.

          Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective, (ii) the Underwriting Agreement has been duly executed and delivered, (iii) the Board of Trustees of the Trust or the Executive Committee thereof adopts resolutions approving the Statement in substantially the form reviewed by us and the issuance and sale of the Shares pursuant to the Underwriting Agreement, and (iv) the Shares have been duly issued, executed and authenticated in accordance with the Agreement and Declaration of Trust and delivered and paid for in accordance with the Underwriting Agreement, the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Opinions" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.


                          Very truly yours,


                          Skadden, Arps, Slate, Meagher & Flom LLP